UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2026

Evolution Metals & Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41183	87-1006702
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4040 NE 2nd Ave, Suite 349

Miami, Florida 33137

(Address and zip code of principal executive offices)

561-225-3205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On October 1, 2026, Evolution Metals & Technologies Corp. (the “Company” or “EMAT”) and VIVIFY Technology Corporation, a Florida corporation (“VIVIFY”), issued a joint press release announcing that they had entered into a non-binding letter of intent, dated September 30, 2026 (the “LOI”), regarding a proposed strategic energy collaboration under which VIVIFY would serve as a primary hydrogen energy technology partner and energy-infrastructure provider for the Company’s planned U.S. expansion (the “Collaboration”). EMAT views the proposed Collaboration as a major step toward securing a domestic power solution for its planned U.S. rare earth magnet campus. A copy of the press release is furnished herewith as Exhibit 99.1, and a copy of the LOI is furnished herewith as Exhibit 99.2, each of which is incorporated herein by reference.

Except for provisions relating to confidentiality, publicity, securities law compliance, expenses, limitation of remedies, term and termination, and governing law, the LOI is non-binding and does not obligate either party to negotiate exclusively, to enter into definitive agreements or to proceed with the Collaboration. Any definitive agreements would be expected to be conditioned on, among other things, satisfactory technical due diligence and independent or additional validation of VIVIFY’s systems as the Company reasonably requires, agreement on commercial terms, internal corporate approvals, site control and required governmental, utility, environmental and safety authorizations. There can be no assurance that definitive agreements will be entered into or that the Collaboration will proceed on the terms described in the LOI or the press release, or at all. The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the full text of the LOI, a copy of which is furnished as Exhibit 99.2 hereto.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the future financial or operating performance of EMAT and may include, without limitation, statements regarding the LOI, the Collaboration, the negotiation and execution of definitive agreements, the anticipated terms, structure, timing and benefits of the Collaboration, the Company’s planned U.S. expansion, and EMAT’s strategy, business plans and growth opportunities. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” “plan,” “project,” “target,” “forecast,” or the negatives of these terms or variations of them or similar terminology. These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that EMAT and VIVIFY do not enter into definitive agreements on the terms contemplated by the LOI or at all; the risk that VIVIFY’s hydrogen energy systems do not satisfy EMAT’s technical due diligence or the independent or additional validation on which any definitive agreements are expected to be conditioned, or do not perform as expected; the risk that site control or required governmental, utility, environmental and safety authorizations are not obtained; the risk that the anticipated benefits of the Collaboration are not realized; EMAT’s ability to execute its business plan, including its planned U.S. expansion, obtain financing, construct and scale facilities, secure feedstock and offtake agreements, obtain necessary permits, certifications and regulatory approvals, manage supply chain disruptions, respond to competitive pressures and address geopolitical and macroeconomic risks; and other risks described in EMAT’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date they are made. EMAT undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Joint Press Release dated October 1, 2026.
99.2	Letter of Intent, dated September 30, 2026, between Evolution Metals & Technologies Corp. and VIVIFY Technology Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2026

Evolution Metals & Technologies Corp.

By:	/s/ Christopher Clower
Name:	Christopher Clower
Title:	Chief Financial Officer and Chief Operating Officer

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